June 4, 1998


BankBoston Retail Finance Inc.
40 Broad Street
Boston, Massachusetts 02109

Attention: Mr. Michael Pizette
           Director

         Re:      Revolving Credit Facility

Gentlemen:

         Designs, Inc. (the "Borrower") has this day entered into a Loan and Security Agreement (the "Loan Agreement") with BankBoston Retail Finance Inc. (in such capacity, the "Agent"), as Agent for the Lenders party thereto and such Lenders. This letter is the Fee Letter so referred to in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

The Borrower hereby agrees as follows:

         The Commitment Fee referred to in Section 2-10(a) of the Loan Agreement shall be in the amount of $375,000.00, which will be fully earned as of the date hereof and paid in full upon the execution of this Fee Letter (less any amounts previously paid by the Borrower on account thereof).

         The Agent's Fee referred to in Section 2-10(b) of the Loan Agreement shall be in the amount of $50,000.00 per annum, which shall be payable in three installments of $50,000.00 each: upon the execution of this Fee Letter and on June 4, 1999 and June 4, 2000.

         Please indicate your agreement with the terms of this Fee Letter by signing below. This letter is intended to take effect as a sealed instrument.

                                                     Very truly yours,
                                                     DESIGNS, INC.


                                                     By /s/ Joel H. Reichman
                                                     Title: President



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BankBoston Retail Finance Inc.
June 4, 1998
Page 2



The foregoing is agreed to:

BANKBOSTON RETAIL FINANCE INC.


By  /s/ Michael Pizette
  Title: Director
  Dated:  June 4, 1998